Exhibit 99.5

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 to Employment Agreement (the “Amendment”), dated as of July 31, 2020, is made by and between RespireRx Pharmaceuticals Inc., a Delaware corporation (the “Company”) and Timothy Jones (the “Executive”) (together, the “Parties”).

WHEREAS, on May 6, 2020, the Parties entered into an Employment Agreement setting forth the terms and conditions of the Executive’s employment with the Company (the “Employment Agreement”); and

WHEREAS, the Parties now desire to amend the Employment Agreement by amending Section 6 thereof, with all other terms and conditions of the Letter Agreement remaining unchanged and in full force and effect.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the Parties, the Parties hereby agree as follows:

1. Section 6 of the Employment Agreement is hereby amended to include the currently missing designation of “6.1” immediately prior to the provision entitled “Base Salary”.

2. The previously undesignated Section 6.1 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

“6.1 Base Salary. For all services rendered by Executive after the Provisional Term and through September 30, 2021, the Company shall incur a payroll obligation to be accrued, if not otherwise paid, to Executive at an annual total base salary (as in effect from time to time, the “Base Salary”) of $300,000. Until such time as at least $2,500,000 has been raised, which, for the purposes of this Section 6, shall include cash actually received plus any reasonably certain and unqualified contractual rights to receive cash within one year (“Threshold Amount”), such salary may be accrued and remain unpaid, at the discretion of the Board. If $10,000,000 has been raised by September 30, 2021, the Executive’s Base Salary shall be increased to $375,000; otherwise, Executive’s Base Salary shall remain at $300,000 annually until increased pursuant to this Agreement or by the Board. If the Board determines that a sufficient amount of funds have been raised or is otherwise available to fund the Company’s operations on an ongoing basis, Executive’s Base Salary shall be adjusted annually beginning on first Renewal Date and each successive year during the Employment Term to compensate for changes in the cost of living. The amount of each annual cost of living increase shall be the lesser of twice the rate determined for the prior calendar year by the “Consumer Price Index for Urban Wage Earners and Clerical Workers (All Items) published by the bureau of Labor Statistics, U.S. Department of Labor (1967 equals 100)” or 6.5%.”

3. Section 6.2 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

“6.2 Guaranteed Bonus. After the Provisional Term, Executive shall be entitled to a guaranteed bonus of (i) $200,000 on October 31, 2020 if this Agreement remains in effect on such date, (ii) $200,000 on March 31, 2021, and (iii) $150,000 payable each six months thereafter on March 31st and September 30th of each year, unless this Agreement is earlier terminated pursuant to Section 7.4. Until such time as the Threshold Amount has been raised, such guaranteed bonus may be accrued and remain unpaid, at the discretion of the Board.

4. Except as set forth explicitly in this Amendment, all other terms and conditions of the Employment Agreement remain unchanged and in full force and effect. The Parties agree that the Employment Agreement together with this Amendment sets forth the entire agreement between them pertaining to the subject matter hereof and supersedes all other previous and contemporaneous understandings, communications or agreements between them, whether oral or written.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

TIMOTHY JONES

/s/ Timothy Jones

RESPIRERX PHARMACEUTICALS INC.

By:	/s/ Jeff Eliot Margolis
Name:	Jeff Eliot Margolis
Title:	Senior VP, CFO, Secretary and Treasurer

[Signature Page to Amendment No. 1 to Employment Agreement]